UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 10, 2010

TIGRENT INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 10, 2010, SCB Building, LLC (“Seller”), an affiliate of Tigrent, Inc. (the “Company”) entered into a definitive agreement (“Agreement”) to sell to 250 Block Group, LLC (“Purchaser”) Seller’s note receivable (the “Note”) dated November 1, 2005 issued by 250 North Orange Avenue, LLC (the “Maker”).  The sales price for the Note is $4.9 million.  The outstanding principal balance of the Note as of March 1, 2010, the scheduled closing date, will be approximately $6.88 million.  The Purchaser may extend the closing until April 1, 2010 by providing the Company with written notice no later than March 1, 2010 and the concurrent payment of a non-refundable deposit of $465,000.  The Note is secured by a mortgage on a commercial office building in Orlando, Florida located at 250 N. Orange Ave. (the “Building”).

Seller accepted the Note from Maker in 2005 as partial payment of the purchase price for the sale of the Building in 2005. Seller’s obligation to close on the sale of the Note to Purchaser is contingent upon the Seller entering in agreements to purchase for an aggregate price of $2.01 million three promissory notes dated December 29, 2005 that were assumed by an affiliate of Seller in as part of a transaction to acquire all of the outstanding interests in the Seller in 2005.  The aggregate principal balance of the three notes as of April 1, 2010 is $2.82 million.  As a result of the forgoing, the Company expects to receive net proceeds of approximately $2.89 million on the sale of the Note.

The foregoing summary of the Agreement does not purport to be complete and it subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based upon the Company’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, the Company’s ability to receive $2.89 in net proceeds by closing the sale of the Note pursuant to the terms of the Agreement.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that certain factors may affect these forward-looking statements, including (i) the ability of the Purchaser to pay the purchase price for the Note on the closing date, (ii) the Seller’s ability to finalize agreements with the junior note holders, (iii) compliance by the parties with the terms of the Agreement and (iv) additional risks which are identified in the Company’s SEC filings, including but not limited to Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sale and Purchase Agreement dated February 10, 2010 between SCB Building, LLC and 250 Block Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2010	TIGRENT INC.

/s/ Charles M. Peck
Charles M. Peck
Chief Executive Officer

EXHIBIT INDEX

10.1	Sale and Purchase Agreement dated February 10, 2010 between SCB Building, LLC and 250 Block Group, LLC.